Exhibit 10.1

Execution Copy

EIGHTH AMENDMENT TO AMENDED AND RESTATED
FIRST LIEN CREDIT AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED FIRST LIEN CREDIT AGREEMENT (“Amendment”), dated as of November 17, 2010, is by and among Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Borrower”), the lenders party to the First Lien Credit Agreement described below (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and the other parties in the capacities herein identified.

RECITALS

WHEREAS, the Borrower, the Lenders, the Administrative Agent and certain other Persons are parties to the Amended and Restated First Lien Credit Agreement, dated as of June 8, 2007, as modified by the Consent Regarding Amended and Restated First Lien Credit Agreement dated as of July 27, 2007, as amended by that certain First Amendment to Amended and Restated First Lien Credit Agreement dated effective as of November 19, 2007, as amended by that certain Waiver, Consent and Second Amendment to Amended and Restated First Lien Credit Agreement dated effective as of December 1, 2008, as amended by the Third Amendment to Amended and Restated First Lien Credit Agreement dated as of April 6, 2009, as modified by the Waiver and Consent to Amended and Restated First Lien Credit Agreement dated as of June 30, 2009, as amended and modified by the Waiver, Consent and Fourth Amendment to Amended and Restated First Lien Credit Agreement dated as of September 11, 2009 and as amended and modified by the Fifth Amendment to Amended and Restated First Lien Credit Agreement dated as of December 11, 2009, as amended and modified by the Sixth Amendment to Amended and Restated First Lien Credit Agreement dated as of February 5, 2010, and as amended and modified by the Seventh Amendment to Amended and Restated First Lien Credit Agreement dated as of October 15, 2010 (as so modified, and as amended, supplemented and amended, herein the “2007 First Lien Credit Agreement”, and the 2007 First Lien Credit Agreement as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”); and

WHEREAS, pursuant to a Purchase and Sale Agreement, dated on or about November 19, 2010, (as amended, supplemented, amended and restated or otherwise modified from time to time as permitted under the Loan Documents, the “Exxon Acquisition Agreement”), by and between EXXI GOM, as buyer, and Exxon Mobil Corporation, Mobil Oil Exploration & Producing Southeast Inc. and ExxonMobil Pipeline Company, as sellers (collectively “Exxon”), EXXI GOM intends to acquire from such sellers, the “Interests” as defined in the Exxon Acquisition Agreement (the “Exxon Acquisition”);

WHEREAS, the Borrower expects to pay fees and expenses in connection with the Exxon Acquisition;

WHEREAS, in order to help consummate the Exxon Acquisition and to pay transaction costs relating thereto and to financing such acquisition, the Borrower (i) has requested an increase in the Revolving Loan Commitment Amount and the Borrowing Base and (ii) expects to incur additional unsecured indebtedness of an amount up to $1,000,000,000.

WHEREAS, the Borrower further intends to use the proceeds of the increase in the Borrowing Base, the Permitted Unsecured Indebtedness and the proceeds from the issuance of its Capital Securities to Intermediate Holdco, if any, to (i) pay, prepay, redeem, defease, purchase, acquire or otherwise retire certain Indebtedness under the Second Lien Notes and PP Notes (the “Bond Prepayment”) not paid, prepaid, redeemed, defeased, purchased, acquired or otherwise retired pursuant to that certain Waiver Regarding Amended and Restated First Lien Credit Agreement, dated as of November 17, 2010 (the “Waiver”), (ii) prepay certain Indebtedness under the First Lien Credit Agreement and (iii) pay the fees, expenses and premiums associated with the foregoing payments, prepayments, redemptions, defeasance, purchases, acquisitions, and other retirements;

WHEREAS, the Borrower has requested that the Administrative Agent, the Swing Line Lender, the Issuer, and the Lenders amend the First Lien Credit Agreement in certain respects as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1.          Definitions.  Capitalized terms used herein but not defined herein shall have the meanings as given them in the First Lien Credit Agreement, unless the context otherwise requires.

Section 2.          Amendments to First Lien Credit Agreement.

(a)           Amendment to the preamble of the First Lien Credit Agreement.  The preamble to the First Lien Credit Agreement is hereby amended by deleting the phrase “RBS SECURITIES INC. (“RBS Securities”) and BNP PARIBAS SECURITIES CORP. (“BNPPSC”), as Lead Arrangers (in such capacity the “Lead Arrangers”), and BNPPSC as Syndication Agent (in such capacity, the “Syndication Agent”) for the Lenders” and replacing it in its entirety with the phrase “RBS SECURITIES INC. (“RBS Securities”), UBS Securities LLC (“UBS Securities”) and BNP PARIBAS SECURITIES CORP. (“BNPPSC”), as Lead Arrangers (in such capacity the “Lead Arrangers”), BNPPSC and UBS LOAN FINANCE LLC (“UBS”) as Co-Syndication Agents (in such capacity, each, a “Syndication Agent” and together, the “Syndication Agents”) for the Lenders, and CAPITAL ONE, NATIONAL ASSOCIATION and REGIONS BANK, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”)”.

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(b)           Amendment to Section 1.1 of the First Lien Credit Agreement.  Section 1.1 of the First Lien Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

“Amendment No. 8” means that certain Eighth Amendment to Amended and Restated First Lien Credit Agreement, dated as of November 17, 2010, by and among the Borrower, the Lenders and the Administrative Agent.

“Co-Documentation Agents” is defined in the preamble.

“Exxon” means, collectively, Exxon Mobil Corporation, Mobil Oil Exploration & Producing Southeast Inc. and ExxonMobil Pipeline Company.

“Exxon Acquisition” means the acquisition of certain properties from Exxon pursuant to the terms of the Exxon Acquisition Agreement.

“Exxon Acquisition Agreement” shall have the meaning ascribed thereto in Amendment No. 8.

“Permitted Unsecured Debt Documents” means one or more indentures, note purchase agreements, credit agreements or similar financing documents governing the issuance of Permitted Unsecured Indebtedness.

“Permitted Unsecured Indebtedness” shall have the meaning set forth in Section 7.2.2(j) of this Agreement.

(c)           Amendment to Section 1.1 of the First Lien Credit Agreement.  Section 1.1 of the First Lien Credit Agreement is hereby amended by replacing the following defined terms in their entirety with the following:

“Agents” means each of the Administrative Agent, the Syndication Agents, the Co-Documentation Agents and the Lead Arrangers.

“EBITDA” means, for any applicable period and with the respect to the Borrower and its consolidated Subsidiaries, the sum of (a) Net Income, plus (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, depletion and depreciation of assets, (ii) income tax expense, (iii) Interest Expense for such period, and (iv) reasonable transaction fees and expenses incurred in connection with negotiation, execution and delivery of this Agreement, the other Loan Documents and the negotiation, execution and delivery and consummation of the Exxon Acquisition and any Permitted Unsecured Indebtedness or refinancing thereof; provided, however, that (A) for the Fiscal Quarter ending December 31, 2010, EBITDA for such Fiscal Quarter shall be deemed to be equal to $152,383,974, (B) for the Fiscal Quarter ending September 30, 2010, EBITDA for such Fiscal Quarter shall be deemed to be equal to $152,383,974, (C) for the Fiscal Quarter ending June 30, 2010, EBITDA for such Fiscal Quarter shall be deemed to be equal to $169,156,843 and (D) for the Fiscal Quarter ending March 31, 2010, EBITDA for such Fiscal Quarter shall be deemed to be equal to $171,664,332; provided, further, that any calculation of EBITDA hereunder for any applicable period shall be made using an EBITDA for such applicable period calculated on a pro forma basis (inclusive of any acquisitions and/or divestitures, if any, of assets or equity interests made during such applicable period as if such acquisitions or divestitures had been made at the beginning of such applicable period).

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“Interest Expense” means, for any applicable period, the aggregate cash interest expense (both accrued and paid and net of interest income paid during such period to the Borrower and its Subsidiaries) of the Borrower and its Subsidiaries for such applicable period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding one-time write-offs of unamortized upfront fees and other upfront fees and expenses associated with this Agreement and the other Loan Documents, the Existing Credit Agreement and the “Loan Documents” thereunder, the PP Debt Documents, the Second Lien Note Documents and the Permitted Unsecured Debt Documents.

“Issuer” means, as applicable, RBS, BNP Paribas or UBS AG, Stamford Branch, in its capacity as an issuer of the Letters of Credit pursuant to the terms of this Agreement.  At the request of the Administrative Agent and with the Borrower’s consent (not to be unreasonably withheld), another Lender may issue one or more Letters of Credit hereunder.

“Lead Arranger” means, collectively, RBS Securities, UBS Securities and BNPPSC.

“Letter of Credit Commitment Amount” means, on any date, a maximum amount of $300,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

“Revolving Loan Commitment Amount” means, on any date, $925,000,000, as such amount may be reduced from time to time pursuant to Section 2.2 or increased pursuant to Section 2.8.

“Stated Maturity Date” means the last business day of the month which is four (4) years from the “Effective Date” as defined in Amendment No. 8; provided that notwithstanding the foregoing, in the event that all or any portion of the PP Notes remain outstanding ninety (90) days prior to June 15, 2013, then such date that is ninety (90) days prior to June 15, 2013 shall be the Stated Maturity Date.

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“Total Debt” means, on any date and without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, PP Debt, Second Lien Indebtedness and Permitted Unsecured Indebtedness, shall be deemed to equal the actual daily amount of the Loans, PP Notes, Second Lien Notes or Permitted Unsecured Indebtedness, as the case may be, outstanding for such date), clause (b) (which, in the case of Letter of Credit Outstandings shall be deemed to equal the actual daily amount of Letter of Credit Outstandings for such date less the amount of any cash collateral in respect thereof, if any, held in an account maintained with (or on behalf of) the Administrative Agent, BNP Paribas and/or UBS AG, Stamford Branch (as the case may be)), clause (c), clause (f) (but excluding any current non-cash asset or liability (including in respect of Hedging Agreements) described in or calculated pursuant to the requirements of Statement of Financial Accounting Standards 133 and 143, in each case as amended (provided that, for the avoidance of doubt, the calculation of Total Debt shall include any current assets or liabilities in respect of the termination of any Hedging Agreement), and clause (g), in each case of the definition of “Indebtedness” (exclusive of intercompany Indebtedness between the Borrower and its Subsidiaries but including the Indebtedness in respect of principal hereunder and under the PP Notes, the Second Lien Notes, and the Permitted Unsecured Indebtedness, as the case may be) and any Contingent Liability in respect of any of the foregoing.

(d)           Amendment to Section 2.1.2 of the First Lien Credit Agreement.  Section 2.1.2 of the First Lien Credit Agreement is hereby amended by replacing the phrase “$20,000,000” with the phrase “$125,000,000”.

(e)           Amendment to Section 3.3.2 of the First Lien Credit Agreement.  Section 3.3.2 of the First Lien Credit Agreement is hereby amended by deleting the phrase “January 8, 2010” and replacing it in its entirety with the phrase “November 17, 2010”.

(f)           Amendment to Section 5.2.1(b) of the First Lien Credit Agreement.  Section 5.2.1(b) of the First Lien Credit Agreement is hereby amended by deleting the phrase “June 30, 2009” and replacing it in its entirety with the phrase “June 30, 2010”.

(g)           Amendment to Section 5.2.1(d) of the First Lien Credit Agreement.  Section 5.2.1(d) of the First Lien Credit Agreement is hereby amended by deleting the phrase “the Indenture” and replacing it in its entirety with the phrase “the PP Debt Documents, the Second Lien Note Documents and the Permitted Unsecured Debt Documents”.

(h)           Amendment to Section 6.6 of the First Lien Credit Agreement.  Section 6.6 of the First Lien Credit Agreement is hereby amended by deleting the phrase “June 30, 2009” and replacing it in its entirety with the phrase “June 30, 2010”.

(i)           Amendment to Section 7.1.7(a) of the First Lien Credit Agreement.  Section 7.1.7(a) of the First Lien Credit Agreement is hereby amended by adding the phrase “and the Exxon Acquisition” at the end of such section.

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(j)           Amendment to Section 7.2.2 of the First Lien Credit Agreement.  Section 7.2.2 of the First Lien Credit Agreement is hereby amended by (i) renumbering clause (j) as clause (k), (ii) replacing the phrase “clauses (c), (e), (g), or (j)” with the phrase “clauses (c), (e), (g), (j) or (k)”, and (iii) adding the following new clause (j) immediately following clause (i):

“(j)          Indebtedness incurred in an amount not to exceed an aggregate outstanding principal amount of up to $1,000,000,000; and, the refinancing of all or any applicable portion of such Indebtedness so long as such refinancing is on terms and conditions that are, taken as a whole, no less favorable to the Lenders (which, for the avoidance of doubt, shall not be determined by reference to the specific requirements of the term “No Less Favorable Terms and Conditions” and may be for an increased principal amount of such refinanced Indebtedness as long as it otherwise satisfies the terms of this clause (j)), provided, however, that such Indebtedness (x) is unsecured, (y) does not have a maturity date that is prior to the date that is six (6) months after the Stated Maturity Date, and (z) will be used solely to (i) pay for the redemption, exchange or refinancing, including any premiums associated therewith, of the Second Lien Notes and the PP Notes that have not been previously paid, prepaid, redeemed, defeased, purchased, acquired or otherwise retired (provided that such $1,000,000,000 amount of such Indebtedness shall be reduced by the amount of any refinancing of the Second Lien Notes or the PP Notes accomplished otherwise pursuant to the terms of Section 7.2.2(g) of this Agreement), (ii) pay amounts owed in connection with the consummation of the Exxon Acquisition,  (iii) repay outstanding Indebtedness under this Agreement, and (iv) pay for the purchase price and any fees and expenses associated with the Exxon Acquisition and financings, refinancing and the payments contemplated in this clause (j) (the “Permitted Unsecured Indebtedness”);”

(k)           Amendment to Section 7.2.4(a) of the First Lien Credit Agreement.  Section 7.2.4(a) is hereby deleted and replaced in its entirety with the following:

“(a)  The Borrower will not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than 3.5 to 1.00.”

(l)           Amendment to Section 7.2.11(c) of the First Lien Credit Agreement.  Section 7.2.11(c) of the First Lien Credit Agreement is hereby amended by (i) deleting the word “or” immediately preceding clause (ii), and (ii) adding the phrase “, or (iii) the Permitted Unsecured Debt Documents, unless the Borrower has provided prior notice of the amendment, supplement, waiver or other modification to the Administrative Agent and the Administrative Agent has consented to such amendment, supplement, waiver or other modification” immediately following the phrase “the Second Lien Note Documents”.

(m)           Amendment to Section 7.2.13 of the First Lien Credit Agreement.  Section 7.2.13 of the First Lien Credit Agreement is hereby amended by adding the phrase “or in the Permitted Unsecured Debt Documents” immediately following the phrase “the Second Lien Note Documents”.

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(n)       Amendment to Section 7.2.20(e) of the First Lien Credit Agreement.  Section 7.2.20(e) of the First Lien Credit Agreement is hereby amended by deleting the phrase “$6,000,000” and replacing it with the phrase “$12,000,000”.

(o)       Amendment to Article VII of the First Lien Credit Agreement.  The First Lien Credit Agreement is hereby amended by adding the following Section 7.2.22 after Section 7.2.21:

“SECTION 7.2.22.  No Prepayment of Permitted Unsecured Notes.  The Borrower will not, and will not permit any of its Subsidiaries to, prior to the date that is one hundred eighty (180) days after the Stated Maturity Date:

(a)  make any payment or prepayment of principal of, or premium or interest on, any Permitted Unsecured Indebtedness other than:  (i) with respect to interest, (A) on the stated, scheduled dates for payment of interest set forth in the Permitted Unsecured Debt Documents or (B) upon any refinancing of Permitted Unsecured Indebtedness permitted hereunder, or (ii) with respect to principal, (A) on the date of the stated maturity indicated in the Permitted Unsecured Debt Documents with respect to the payment of principal on the Permitted Unsecured Indebtedness, (B) on each scheduled date for payment of principal or as required in connection with a mandatory prepayment, redemption or defeasance of the Permitted Unsecured Indebtedness under the Permitted Unsecured Debt Documents, so long as on the date of such payment (1) no Default or Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom and (2) the Borrower has paid any Obligations required to be paid hereunder pursuant to the terms of this Agreement, or (C) upon any refinancing of Permitted Unsecured Indebtedness permitted by this Agreement;

(b)  redeem, retire, purchase, defease or otherwise acquire any Permitted Unsecured Indebtedness (except as set forth in clause (a)); or

(c)  make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes other than, in each case, in connection with a refinancing of Permitted Unsecured Indebtedness (to the extent of such Indebtedness being refinanced) permitted by this Agreement.”

(p)       Amendment to Section 9.13 of the First Lien Credit Agreement.  Section 9.13 of the First Lien Credit Agreement is hereby amended by deleting the phrase “neither the Syndication Agent nor either of the Lead Arrangers” and replacing it with the phrase “none of the Syndication Agents, the Co-Documentation Agents or the Lead Arrangers”.

(q)      Amendment to Schedule II of the First Lien Credit Agreement.  Schedule II of the First Lien Credit Agreement is hereby deleted and replaced in its entirety with a new Schedule II attached as Exhibit B hereto.

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Section 3.         Consent to Prepayment of Second Lien Indebtedness and PP Debt.  Subject to the terms of this Amendment, and notwithstanding the prohibitions regarding the PP Debt and the Second Lien Indebtedness in Sections 7.2.15 and 7.2.21, respectively, of the First Lien Credit Agreement and the Intercreditor Agreement, the Lenders hereby consent to the Borrower paying, prepaying, redeeming, defeasing, purchasing, acquiring or otherwise retiring each of the PP Debt and the Second Lien Indebtedness not paid, prepaid, redeemed, defeased, purchased, acquired or otherwise retired pursuant to the Waiver and agree that the Borrower’s undertaking of the Bond Prepayment in accordance with and as contemplated by the terms of this Section 3 shall not constitute a Default or Event of Default as a result of a violation of such Sections 7.2.15 and 7.2.21 of the First Lien Credit Agreement.  The consent by the Lenders described in this Section 3 is limited to the Bond Prepayment and shall not be construed to be a consent to or a permanent waiver of Sections 7.2.15 or 7.2.21 of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in any Loan Document.

Section 4.         Conditions to Effectiveness.  This Amendment shall be deemed effective (subject to the conditions herein contained) as of the date (the “Effective Date”) upon the Administrative Agent’s receipt of counterparts hereof duly executed by the Borrower, the Administrative Agent, the Swing Line Lender, the Issuers and all of the Lenders and upon the prior or concurrent satisfaction of each of the following conditions:

(a)           the Administrative Agent shall have received from each Obligor, as applicable, (a) a copy of a good standing certificate, dated a date reasonably close to the Effective Date, for such Obligor from the jurisdiction in which such Obligor is organized and each other jurisdiction in which such Obligor is qualified to do business and (b) a certificate, dated as of the Effective Date, duly executed and delivered by such Obligor’s Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

(1)           resolutions of such Obligor’s Board of Directors (or other managing body, in the case of an Obligor that is not a corporation) then in full force and effect authorizing, to the extent relevant, the execution, delivery and performance of this Amendment and each other Loan Document to be executed by such Obligor in connection herewith;

(2)           the incumbency and signatures of those of its officers, managers, managing member or general partner (or officers or managers of its managing member or general partner), as applicable, authorized to act with respect to this Amendment and each Loan Document to be executed by such Obligor; and

(3)           the Organic Documents of such Obligor and the full force and validity thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner (or Secretary or Assistant Secretary of the managing member or general partner), as applicable, of any such Obligor canceling or amending the prior certificate of such Obligor.

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(b)          the Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such party;

(c)           the Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 of the First Lien Credit Agreement, the fees referred to in the letter dated November 17, 2010 between the Borrower and the Administrative Agent and, if then invoiced, 10.3 of the First Lien Credit Agreement;

(d)          the Administrative Agent shall have received, and each shall be in form and substance satisfactory to it, a copy of the Exxon Acquisition Agreement certified by the Borrower as being true, correct and complete copies thereof;

(e)           the Lenders shall have received a reserve report with respect to the interests being acquired pursuant to the Exxon Acquisition dated as of December 1, 2010;

(f)           the Exxon Acquisition pursuant to the Exxon Acquisition Agreement shall have been, or shall contemporaneously with the Effective Date be, consummated substantially pursuant to the terms of the Exxon Acquisition Agreement;

(g)          the Administrative Agent shall have received certificates of insurance coverage of Borrower satisfactory to the Administrative Agent, including insurance covering the properties acquired pursuant to the Exxon Acquisition;

(h)          the Administrative Agent shall have received title opinions or other information in form and substance reasonably satisfactory to the Administrative Agent with respect to the Mortgaged Properties constituting at least 85% of the total value of the Proved Developed Producing Reserves to be acquired by the Borrower in connection with the Exxon Acquisition;

(i)           the Borrower shall have delivered Mortgages or supplements to existing Mortgages covering at least 85% of the total value of the Proved Reserves and Proved Developed Producing Reserves to be acquired pursuant to the Exxon Acquisition;

(j)            after giving effect to all borrowings on the such effective date, the Borrower shall have unused availability under the Borrowing Base of at least $100,000,000;

(k)           the Borrower shall have delivered to the Administrative Agent the annual projections for the Borrower for the three year period immediately following the Effective Date prepared in good faith based on available information and estimates determined to be reasonable at the time such projections were prepared;

(l)            the commodity hedging agreements the Borrower had in effect on November 8, 2010 shall remain in effect or have been replaced with hedging agreements with equal or superior total hedge value.

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(m)          the Administrative Agent shall have received opinions, dated the Effective Date and addressed to the Administrative Agent and all Lenders, from Looper, Reed & McGraw, New York and Texas counsel to the Obligors in form and substance satisfactory to the Administrative Agent.

(n)           the Administrative Agent shall have received a proforma consolidated balance sheet of the Borrower as of the Effective Date, after giving effect to the Exxon Acquisition, in a form reasonably acceptable to the Administrative Agent; and

(o)          the Administrative Agent and each Lender shall have received all Patriot Act disclosures requested by them, if any, prior to execution of this Amendment.

Notwithstanding the foregoing, this Amendment shall not become effective and the agreements hereunder will be terminated unless each of the foregoing conditions is satisfied (or waived by all of the Lenders in writing) on or prior to March 31, 2011.

Section 5.         Conditions Subsequent.  Within fourteen (14) days following the Effective Date, but in no event later than December 31, 2010, the Borrower shall have entered into hedging agreements reasonably satisfactory to the Administrative Agent.

Section 6.         Redetermination of the Borrowing Base.  The Borrower and the Lenders hereby agree that effective as of the Effective Date, the Borrowing Base shall be equal to $700,000,000 until such time as the Borrowing Base is redetermined or otherwise adjusted pursuant to the terms of the First Lien Credit Agreement.  The Borrower and the Lenders hereby agree that this determination of the Borrowing Base shall be deemed to be the determination as required under Section 2.8.5 of the First Lien Credit Agreement.

Section 7.          Representations and Warranties.  The Borrower hereby represents and warrants that after giving effect hereto:

(a)           the representations and warranties of the Obligors contained in the Loan Documents (other than Section 6.17 of the First Lien Credit Agreement solely with respect to the Lehman Hedging Agreement (as defined in the Second Amendment)) are true and correct in all material respects, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct in all material respects as of such earlier date;

(b)           the execution, delivery and performance by the Borrower and each other Obligor of this Amendment and the other Loan Documents have been duly authorized by all necessary corporate or other action required on their part and this Amendment, along with the First Lien Credit Agreement as amended hereby and the other Loan Documents, constitutes the legal, valid and binding obligation of each Obligor a party thereto enforceable against them in accordance with its terms, except as its enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally;

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(c)           neither the execution, delivery and performance of this Amendment by the Borrower and each other Obligor, the performance by them of the First Lien Credit Agreement as amended hereby nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of any Obligor’s certificate or articles of incorporation or bylaws or other similar documents, or agreements, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to Administrative Agent on or before the date hereof;

(d)           no Material Adverse Effect has occurred since June 30, 2010; and

(e)           no Default or Event of Default or Borrowing Base Deficiency has occurred and is continuing.

Section 8.          Loan Document; Ratification.

(a)           This Amendment is a Loan Document.

(b)           The Borrower and each other Obligor hereby ratifies, approves and confirms in every respect all the terms, provisions, conditions and obligations of the First Lien Credit Agreement as amended hereby and each of the other Loan Documents (other than the Lehman Hedging Agreement (as defined in the Second Amendment)), including without limitation all Mortgages, Security Agreements, Guaranties, Control Agreements and other Security Documents, to which it is a party.

Section 9.         Costs And Expenses.  As provided in Section 10.3 of the First Lien Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all fees, costs, and expenses, including the reasonable fees, costs, and expenses of counsel or other advisors for advice, assistance, or other representation, in connection with this Amendment and any other agreements, documents, instruments, releases, terminations or other collateral instruments delivered by the Administrative Agent in connection with this Amendment.

Section 10.      GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED A CONTRACT AND INSTRUMENT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 11.       Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

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Section 12.       Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing one or more counterparts.  Any signature hereto delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Section 13.       No Waiver.  The express waivers set forth herein are limited to the extent expressly provided in this Amendment and, except as expressly set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any default of the Borrower or any other Obligor or any right, power or remedy of the Administrative Agent or the other Secured Parties under any of the Loan Documents, nor constitute a waiver of (or consent to departure from) any terms, provisions, covenants, warranties or agreements of any of the Loan Documents.  The parties hereto reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the First Lien Credit Agreement or any other provision of any Loan Document.

Section 14.       Successors and Assigns.  This Amendment shall be binding upon the Borrower and its successors and permitted assigns and shall inure, together with all rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and the respective successors, transferees and assigns.

Section 15.       Entire Agreement.  THIS AMENDMENT, THE FIRST LIEN CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Pages Follow]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:

ENERGY XXI GULF COAST, INC.

By:	/s/ Rick Fox
Name:	Rick Fox
Title:	Chief Financial Officer

ADMINISTRATIVE AGENT, ISSUERS AND LENDERS:

THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent, Issuer and Lender

By:	/s/ Phillip R. Ballard
Name:	Phillip R. Ballard
Title:	Managing Director

BNP PARIBAS, as Issuer and Lender

By:	/s/ Douglas R. Liftman
Name:	Douglas R. Liftman
Title:	Managing Director

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Director

AMEGY BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Charles W. Patterson
Name:	Charles W. Patterson
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ J Frazell
Name:	J Frazell
Title:	Director

TORONTO DOMINION (TEXAS) LLC, as Lender

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION, as Lender

By:	/s/ Peter Shen
Name:	Peter Shen
Title:	Vice President

NATIXIS, as Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director

ALLIED IRISH BANKS p.l.c., as Lender

By:	/s/ Mark Connelly
Name:	Mark Connelly
Title:	Senior Vice President

By:	/s/ Vaughn Buck
Name:	Vaughn Buck
Title:	Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Vice President

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Associate

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director Banking Products Services, US

By:	/s/ Michael Cerniglia
Name:	Michael Cerniglia
Title:	Director Banking Products Services, US

ING CAPITAL LLC, as Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Director

REGIONS BANK, as Lender and
as Swing Line Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

UBS AG, STAMFORD BRANCH, as Issuer

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director Banking Products Services, US

By:	/s/ April Varner-Nanton
Name:	April Varner-Nanton
Title:	Director Banking Products Services, US

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

ENERGY XXI GOM, LLC

By:	/s/ Rick Fox
Name:	Rick Fox
Title:	Chief Financial Officer

ENERGY XXI TEXAS ONSHORE, LLC

By:	/s/ Rick Fox
Name:	Rick Fox
Title:	Chief Financial Officer

ENERGY XXI ONSHORE, LLC

By:	/s/ Rick Fox
Name:	Rick Fox
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN IN ITS CAPACITY AS GUARANTOR UNDER ITS LIMITED RECOURSE GUARANTY AND GRANTOR UNDER ITS PLEDGE AGREEMENT AND IRREVOCABLE PROXY DELIVERED IN CONNECTION WITH THE FIRST LIEN CREDIT AGREEMENT:

ENERGY XXI U.S.A., INC

By:	/s/ Rick Fox
Name:	Rick Fox
Title:	Chief Financial Officer